Exhibit 99.1

For Immediate Release

July 13, 2020

Company Contact: Daniel P. Blasi Vice President, Investor Relations dan.blasi@broadstone.com 585.287.6504

Broadstone Net Lease, Inc. Provides Second Quarter Company Update and Announces Second Quarter 2020 Earnings Release Date

ROCHESTER, N.Y. – Broadstone Net Lease, Inc. (“BNL,” ”we,” “our,” or ”us”), an internally-managed real estate investment trust (“REIT”), today provided a preliminary update on its portfolio, the impacts of the COVID-19 pandemic on its business and results of operations, and capital markets activities through the second quarter and July 2020.

Q2 2020 HIGHLIGHTS

–	As of the date of this release, cash collections totaled approximately 93% of both second quarter and July base rents due, prior to taking into account any agreed upon COVID-19 rent relief.
–

Resolved all active tenant requests for rent relief received to date, agreeing to short-term partial deferrals with 15 tenants representing 3% of rents due and partial rent abatement with one tenant representing 1.1% of rents due.

–	Successfully re-tenanted six properties previously leased to Art Van Furniture, LLC (“Art Van”) under new long-term leases.
–	As of quarter end, 99.6% of our properties were subject to a lease and were 99.5% occupied (based on rentable square footage).
–	Repaid a net $105 million on our senior unsecured revolving credit facility during the quarter, resulting in lower leverage while maintaining financial flexibility.
–	Sold 13 properties in the first half of 2020, for gross proceeds of $47.7 million.
–	As of June 30, 2020, BNL’s portfolio consisted of 632 properties in 41 states and one property in Canada.

COVID-19 PANDEMIC AND RENT COLLECTIONS UPDATE

As of the date of this release, we have successfully resolved all active tenant requests for rent relief. The following chart summarizes our second quarter 2020 quarter-to-date rent collections:

Base Rent Received   93.0%   Base Rent Outstanding  7.0%   Deferred   3.0%   Abated   1.1%   Bankruptcy1   2.9%

1 Relates to post-petition rents due from Art Van.

As of June 30, 2020:

–

Other than Art Van, all but one tenant paid their rent due for the second quarter, either in full or in accordance with the terms of the agreed-upon rent relief. Uncollected base rent not subject to deferment, abatement, or bankruptcy, represents less than 0.02% of base rents due.

–

We granted partial rent relief requests to 15 tenants related to 93 properties whose total base rents represent 9.7% of June annualized base rent (“ABR”)*, compared with total requests received from 59 tenants related to 295 properties whose total base rents represented 33.7% of June ABR.

–	We collected 100% of rents due from tenants we declined to provide relief to or who withdrew or ceased pursuing their deferral requests.
–	Deferrals granted range in length between two and ten months, with a weighted average deferral of 3.8 months.
–	Payback periods range from three months to one year, with a weighted average payback period of 6.1 months beginning in July 2020.
–

Agreed to a partial abatement of rent with one tenant for rents over a nine-month period with the minimum required rent payable increasing during the period. In exchange, we negotiated a three-year lease term extension and an upside percentage rent clause during the abatement period, which provide us with long-term value accretion. Additionally, as of June 30, 2020, we had received payment for the base amounts due for the second and third quarters of 2020 under the agreement.

–	Approximately 2.9% of outstanding base rent relates to Art Van, which is currently subject to Chapter 7 bankruptcy proceedings.

The following tables present information concerning our second quarter rent collections by tenant industry and property type:

		% Base Rent Collected				% Q2 Base Rent Not Collected
Tenant Industry	% of June ABR	April	May	June	Q2	Deferred	Abated	Bankruptcy
Movies & Entertainment	1.1%	100.0%	50.0%	50.0%	66.7%	33.3%	0.0%	0.0%
Specialty Stores	2.2%	68.3%	68.3%	68.3%	68.3%	31.7%	0.0%	0.0%
Home Furnishings	1.8%	72.9%	72.9%	72.9%	72.9%	27.1%	0.0%	0.0%
Life Sciences Tools & Services	1.4%	81.8%	81.8%	81.8%	81.8%	18.2%	0.0%	0.0%
Industrial Machinery	1.9%	84.6%	84.6%	84.6%	84.6%	15.4%	0.0%	0.0%
Home Furnishing Retail	3.3%	26.9%	26.9%	26.9%	26.9%	4.8%	0.0%	68.3%
Restaurants	15.8%	97.0%	84.0%	83.9%	88.7%	4.4%	6.9%	0.0%
All Other	72.5%	100.0%	100.0%	100.0%	100.0%	0.0%	0.0%	0.0%
Grand Total	100.0%	94.7%	92.1%	92.1%	93.0%	3.0%	1.1%	2.9%

		% Base Rent Collected				% Q2 Base Rent Not Collected
Property Type	% of June ABR	April	May	June	Q2	Deferred	Abated	Bankruptcy
Industrial	44.0%	96.2%	95.0%	95.0%	95.4%	4.6%	0.0%	0.0%
Healthcare	19.9%	98.6%	98.6%	98.6%	98.6%	1.4%	0.0%	0.0%
Restaurant	15.6%	97.0%	83.8%	83.7%	88.4%	4.5%	7.1%	0.0%
Office	10.0%	100.0%	100.0%	100.0%	100.0%	0.0%	0.0%	0.0%
Retail	8.8%	69.9%	69.9%	69.9%	69.9%	0.0%	0.0%	30.1%
Other	1.7%	100.0%	100.0%	100.0%	100.0%	0.0%	0.0%	0.0%
Grand Total	100.0%	94.7%	92.1%	92.1%	93.0%	3.0%	1.1%	2.9%

LIQUIDITY UPDATE

Given the strength of our rent collections, better-than-expected liquidity in the financial markets, and careful expense management, we repaid $105 million on our senior unsecured revolving credit facility during Q2, resulting in an outstanding balance of $248.3 million as of June 30, 2020.

TENANT CONCENTRATION UPDATE

On March 8, 2020, Art Van, a home furnishings store and BNL’s largest tenant as of March 31, 2020 (representing 2.9% of ABR at the time), filed for bankruptcy protection. At the time, BNL leased 10 properties to Art Van, representing approximately 665,000 square feet of operational retail space, with nine properties located in Michigan and one property located in Illinois. On June 30, 2020, at our request the bankruptcy court rejected seven of these leases, and we successfully re-leased six of these properties (representing approximately 71.3% of our portfolio’s square footage leased to Art Van) to American Signature, Inc. (“American Signature”), the owner of the American Signature and Value City furniture brands, for a ten year term with rents equivalent to approximately 71.5% of amounts previously received from Art Van. As a result of these developments, American Signature represents BNL’s thirteenth largest tenant as of June 30, 2020 based on ABR, and Art Van is no longer among our top twenty tenants.

REAL ESTATE PORTFOLIO UPDATE

As of June 30, 2020, we owned a diversified portfolio of 632 individual net leased commercial properties comprising 27.4 million rentable square feet of operational space that are located in

41 U.S. states and one property located in British Columbia, Canada. As of June 30, 2020, our properties were occupied by 182 different commercial tenants, with no single tenant accounting for more than 2.5% of ABR. As of June 30, 2020, our portfolio was approximately 99.6% leased and approximately 99.5% occupied, based on rentable square footage.

During the six months ended June 30, 2020, we sold 13 properties representing 1.1% of our December 31, 2019 portfolio asset value, realizing $47.7 million in gross proceeds. This included the sale of three properties during the three months ended June 30, 2020, for gross proceeds of $10.5 million.

SECOND-QUARTER EARNINGS RELEASE

The Company intends to file its second quarter Form 10-Q with the Securities and Exchange Commission (“SEC”) and to issue a press release concerning second-quarter operating performance on August 6, 2020.

About Broadstone Net Lease, Inc.

Broadstone Net Lease, Inc. (“BNL”) is an internally-managed REIT that acquires, owns, and manages primarily single-tenant commercial real estate properties that are net leased on a long-term basis to a diversified group of tenants. We utilize an investment strategy underpinned by strong fundamental credit analysis and prudent real estate underwriting. As of June 30, 2020, BNL’s diversified portfolio consisted of 632 properties in 41 U.S. states and one property in Canada across the industrial, healthcare, restaurant, office, and retail property types, with an aggregate gross asset value of approximately $4.0 billion. For additional information about BNL, please visit its corporate website at http://investors.bnl.broadstone.com.

Forward-Looking Statements

This press release contains “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding, among other things, our plans, strategies, and prospects, both business and financial. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “should,” “expect,” “intend,” “anticipate,” “estimate,” “would be,” “believe,” “continue,” or other similar words. Forward-looking statements involve known and unknown risks and uncertainties, which may cause BNL’s actual future results to differ materially from expected results, including, without limitation, risks and uncertainties related to the COVID-19 pandemic and its related impacts on us and our tenants, general economic conditions, local real estate conditions, tenant financial health, property acquisitions and the timing of these acquisitions, the availability of capital to finance planned growth, and BNL’s success in its deleveraging efforts. These and other risks, assumptions, and uncertainties are described in Item 1A “Risk Factors” of BNL’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, which we filed with the SEC on February 27, 2020. These documents, which you are encouraged to read, are available on the SEC’s website at www.sec.gov. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. BNL expressly disclaims any current intention to update publicly any forward-looking statement after the distribution of this release, whether as a result of new information, future events, changes in assumptions or otherwise.

* We calculate ABR as annualized contractual cash rent due for the last month of the reporting period (excluding the impacts of short-term rent deferrals and abatements agreed to as a result of COVID-19 tenant requests for rent relief, discussed above), adjusted to remove rent from properties sold during the month and to include a full month of contractual cash rent for properties acquired during the month.